UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 550

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with the hiring of Mr. H. Scott Kirkpatrick, Jr. as President of the Company’s Test Preparation Services Division, The Princeton Review, Inc. (the “Company”) granted Mr. Kirkpatrick restricted stock units for 200,000 shares of the Company’s common stock and options to purchase 300,000 shares of the Company’s common stock on November 30, 2009 as an inducement grant.

The foregoing restricted stock units and option were granted outside of the Company’s 2000 Stock Incentive Plan pursuant to the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.

On November 30, 2009, the Company announced that it has hired H. Scott Kirkpatrick, Jr. as President of the Company’s Test Preparation Services Division. To induce Mr. Kirkpatrick to join the Company, the Company’s Compensation Committee granted Mr. Kirkpatrick restricted stock units for 200,000 shares of the Company’s common stock and options to purchase 300,000 shares of the Company’s common stock. Both the restricted stock units and options vest over the next four years in equal quarterly installments. The exercise price of the option, which expires in ten years, is equal to the closing price of the common stock on The NASDAQ Global Market on the date of the grant. The restricted stock units and option were granted outside of the Company’s 2000 Stock Incentive Plan and as inducement grants pursuant to Section 5635(c)(4) of the NASDAQ Marketplace Rules.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan (as amended and restated effective March 24, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: December 2, 2009

/S/ NEAL S. WINNEG
	Name:	Neal S. Winneg
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement pursuant to The Princeton Review, Inc. 2000 Stock Incentive Plan (as amended and restated effective March 24, 2003).

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